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                                                                    Exhibit 10.5

================================================================================

                              EMPLOYMENT AGREEMENT

                                 By and between

                                   Qindai Wang

                                       And

                            HURRAY! HOLDING CO., LTD.

                            Dated as of May 5th, 2004

================================================================================

                     THIS EMPLOYMENT AGREEMENT ("Agreement")
                          is made and entered into this

                                  May 5th, 2004
                             (the "Effective Date")

                                 by and between

                                   Qindai Wang
                                (the "Employee")

                                       and

                     HURRAY! HOLDING CO., LTD. (the Company)

BACKGROUND

WHEREAS the Employee and Hurray! Solutions Ltd. (a corporation incorporated pursuant to the laws of the People's Republic of China), an Affiliate (as defined below) of the Company, have entered into an Employment Agreement dated June 22, 2001 (the "Original Employment Agreement") and desire to terminate such agreement.

WHEREAS the Employee and the Company desire to enter into this Agreement for the purpose of retaining the services of the Employee, and wishes to provide the Employee with an inducement to remain with the Company;

WHEREAS the Employee has been employed by the Company.

NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

DEFINITIONS

"Affiliate" shall mean with respect to any Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

"Board" shall mean Board of Directors.

"Cause" shall mean (i) Employee commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Employee willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement;
(iii) Employee commits a material breach of this Agreement, which breach is not cured within twenty (20) days after written notice to Employee from the Company;
(iv) Employee willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within twenty (20) days after written notice to Employee from the

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Company; or (v) Employee engages in malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.

"Change in Control" shall be as defined in Section 4.3.2.

"Company" shall be as defined in Preamble.

"Control" (including the terms "Controlled by" and "under common Control with") shall mean the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

"Effective Date" shall be as defined in Preamble.

"Employee" shall be as defined in Preamble.

"Employee Resignation" shall be as defined in Section 3.1.2.

"Employee Resignation Date" shall be as defined in Section 3.1.2.

"Employment Capacity" shall be President and Chief Executive Officer reporting to the Board of the Company.

"Employment Change of Control Termination Date" shall mean the later of (i) 6 months from the date of a Change of Control; or (ii) the date on which either the Company or the Employee elects not to extend the Agreement further by giving written notice to the other party.

"Employment Contract Termination Date" shall mean the later of the second anniversary of the Effective Date or the date on which either the Company or the Employee elects not to extend the Agreement further by giving written notice to the other party.

"Employment Final Termination Date" shall mean the date upon which the Employee's employment with the Company ceases for any reason.

"Employment Term" shall be as defined in Section 1.1.

"Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

"Good Reason" in the context of the employee's resignation shall mean (a) a change in the employees position which materially reduces the employee's level of responsibilities, duties or stature; or (b) reduction in the employee's compensation.

"Person" shall mean an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended).

"Qualified Public Transaction" shall mean an underwritten public offering of Ordinary Shares of the Company at a public offering price that values the Company as a whole at no less than US$150,000,000 and yields gross proceeds to the Company in excess of US$30,000,000.

"Subsidiary" shall mean, with respect to any Person, any entity which securities or other ownership

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interests having ordinary voting power to elect a majority of the Board of
Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

ARTICLE I. EMPLOYMENT AND TERM

The Company employs Employee and the Employee hereby agrees to such employment by the Company during the Employment Term to serve as the President & Chief Executive Officer of the Company, with the customary duties, authorities and responsibilities of such position and such other duties, authorities and responsibilities relative to the Company that may from time to time be delegated to Employee by the Board of the Company. Employee shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Employee by the Board. Employee shall abide by the Company's rules, regulations, and practices as they may from time-to-time be adopted or modified.

1.1 Employment Term. The Employment Term of this Agreement shall commence on the Effective Date and shall continue until the earlier of the Employment Contract Termination Date or the Employment Final Termination Date, except in the event that a Change in Control occurs prior to the Employment Contract Termination Date.

1.2 Full Working Time. During the Employment Term, the Employee shall devote Employee's attention, experience and efforts during normal business hours to the proper performance of Employee's duties hereunder and to the business and affairs of the Company.

1.3 Change in Control. If a Change in Control occurs prior to the Employment Contract Termination Date, then the terms outlined in Section 4.3 shall apply.

ARTICLE 2. COMPENSATION PACKAGE AMOUNT

2.1 Compensation Package Amount plus Benefits in Kind. During the Employment Term, Employee should be paid the annual compensation set forth on Exhibit A, or such greater compensation as may from time to time be approved by the Board.

2.2 Benefits in Kinds. During the Employment Term, the Employee will be paid the Benefits and Benefits in Kind set forth on Exhibit A.

2.3 Vacation. The Employee shall be entitled to the amount of vacation each calendar year of the Employment Term set forth in Exhibit A, which must be taken in accordance with the Company's vacation policy then in effect.

2.4 Expenses. The Company shall pay or reimburse the Employee for reasonable business expenses actually incurred or paid by the Employee during the Employment Term, in the performance of her services hereunder.

ARTICLE 3. TERMINATION

3.1  General.

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     3.1.1 Company Right to Terminate. The Company shall have the right to terminate the employment of the Employee at any time with or without Cause but the relative rights and obligations of the parties in the event of any such termination or resignation shall be determined under this Agreement.

     3.1.2 Employee Right to Terminate. The Employee shall have the right to resign for any reason with 30 days notice to the Company, but the relative rights and obligations of the parties in the event of any such resignation shall be determined under this agreement ("Employee Resignation", and the date of notice by the Employee to the Company of which shall be the "Employee Resignation Date").

3.2  Termination Under Certain Circumstances.

     3.2.1 Termination Without Severance Benefits. In the event the Employee's employment with the Company is terminated prior to the expiration of the Employment Term by reason of (i) the Employee's resignation other than for Good Reason, or (ii) the Employee's discharge by the Company for Cause or gross negligence, as determined by a majority of the Board, this Agreement shall terminate including, without limitation, the Company's obligations to provide any compensation, benefits or severance to the Employee under Article 2 of this Agreement or otherwise, other than the Standard Termination Entitlements as defined in Section 4.1.

     3.2.2 Termination Without Cause or Resignation for Good Reason. Except in the event of a Change in Control, the Company will be obligated to provide the Standard Termination Entitlements as defined in Section
          4.1 and Severance Benefits as defined in Section 4.2, if either the Company terminates the employee's employment without Cause or the Employee resigns for Good Reason, subject to the Employee's compliance with Articles 5, 8, 9 and 10:

     3.2.3 Termination upon a Change in Control. In the event of a Change in Control, the terms of Section 4.3 shall apply.

ARTICLE 4. Standard Termination Entitlements; Severance Benefits.

4.1 Standard Termination Entitlements. For all purposes of this Agreement, the Employee's "Standard Termination Entitlements" shall mean and include, subject to the provisions of Article 8: (a) the Employee's earned but unpaid compensation (including, without limitation, salary, bonus, and all other items which constitute wages under applicable law) as of the date of Employee's termination of employment. This payment shall be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than 30 days after the date of the Employee's termination of employment; and (b) the benefits, if any, due to the Employee (and the Employee's estate, surviving dependents or her designated beneficiaries) under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the employees of the Company and in which the Employee participated as an Employee. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs.

4.2 Severance Benefits. For all purposes of this Agreement, the Employee's "Severance Benefits" shall mean and include the payment of a lump sum amount equal to 6 multiplied

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     by the Employee's monthly rate of annual gross base salary in effect immediately prior to Employee's termination of employment.

4.3  Change in Control

     4.3.1 Change in Control Adjustments and Compensation. The "Change in Control Adjustments and Compensation" shall mean the following:

          4.3.1.1 Change in Control Employment Term. If a Change in Control occurs prior to the Employment Contract Termination Date, then the Employment Term shall continue until the earlier of the Employment Final Termination Date or the Employment Change of Control Termination Date.

          4.3.1.2 Change in Control Severance Payment Amount. If a Change in Control occurs prior to the Employment Contract Termination Date, and the Company terminates the employee's employment without Cause or the Employee resigns for Good Reason, then the Employee shall receive Severance Benefits as defined in Section 4.2 and the Company shall be obligated to provide the Standard Termination Entitlements as defined in Section 4.1 subject to the Employee's compliance with Articles 5, 8, 9 and 10.

     4.3.2 Definition. Change in Control shall mean any one of the following:

          4.3.2.1 the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

               at least 49% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 100% of the outstanding equity ownership interests in the Company; and

               at least 49% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 100% of the securities entitled to vote generally in the election of directors of the Company.

          4.3.2.2 a complete liquidation or dissolution of the Company; or

          4.3.2.3 the occurrence of any event if, immediately following such event, at least 49% of the members of the Board of Directors of the Company do not belong to any of the following groups: (a) individuals who were members of the Board of Directors of the Company on the date hereof; or (b) individuals who first became members of the Board of Directors of the Company after the

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               date hereof either: (i) upon election to serve as a member of the
               Board of Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or (ii) upon election by the stockholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination; provided, however, that such individual's election or nomination did not result from an actual or threatened contest for the election of directors or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors of the Company.

          4.3.2.4 In no event, however, shall a Change in Control be deemed to have occurred as a result of (i) any acquisition of securities or assets of the Company or any subsidiary thereof, by the Company or any subsidiary thereof, or by any employee benefit plan maintained by the Company or any subsidiary thereof or (ii) any Qualified Public Transaction of the securities of the Company. For purposes of this section, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

ARTICLE 5. NON-COMPETITION AND NON-SOLICITATION; PROPRIETARY INFORMATION

The Employee shall enter into a Key Employee Invention Assignment and
                                -------------------------------------
Confidentiality Agreement attached herein as Exhibit B and a Non-Compete
-------------------------                                    -----------
Agreement attached herein as Exhibit C and shall act in accordance with the
---------
terms of such agreements. The Employee agrees that the provisions of this
Article 5, Exhibit B and Exhibit C are necessary to protect the interests of the Company or its Subsidiaries or Affiliates and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provisions of this Article 5 or any part thereof are unenforceable because of the duration or geographical scope of such provision, such court will have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision will be enforceable.

ARTICLE 6. ORIGINAL EMPLOYMENT AGREEMENT

The Company and the Employee shall cause the Original Employment Agreement to be terminated as of the Effective Date.

ARTICLE 7. THIS ARTICLE INTENTIONALLY OMITTED

ARTICLE 8. REMEDIES

8.1 Remedies for Certain Breaches. If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Article 5, the Company shall have the following rights and remedies: forfeiture of stock options, forfeiture of any severance or other termination benefits and damages associated with the Breach, each of which rights and remedies shall be independent of the others, and shall be severally enforceable, and all of

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     which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available under law or in equity to the Company, the right and remedy to have the provisions of Article 5 enforced by any court in the State of New York, USA, it being acknowledged and agreed that any breach or threatened breach of Article 5 hereof by the Employee will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

ARTICLE 9. DISPUTE RESOLUTION

9.1 Dispute Resolution. Any dispute, controversy or claim, at any time arising out of this or relating to this Agreement, or the breach, termination or invalidity thereof (other than any dispute, controversy or claim pursuant to Article 5 hereof, which may, at the option of the Company, be submitted to any court having jurisdiction), shall be referred to the Hong Kong courts for final and binding arbitration. Any arbitral award may be enforced through a judgment rendered in any court of competent jurisdiction.

ARTICLE 10. GENERAL PROVISIONS

10.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:

     If to the Employee:   Qindai Wang
                           Rm. 305-306, China Resources Building,
                           No.8, Jian Guo Men Bei Avenue,
                           Dongcheng District, Beijing, 100005
                           P.R.C.

     If to the Company:    Hurray! Holding Co., Ltd.
                           Rm. 305-306, China Resources Building,
                           No.8, Jian Guo Men Bei Avenue,
                           Dongcheng District, Beijing, 100005
                           P.R.C.

10.2 Entire Agreement. This Agreement, including the provisions of Exhibit A and the agreements on Exhibit B and Exhibit C, shall constitute the entire agreement between the Employee and the Company with respect to the Company's employment of the Employee and supersedes any and all prior agreements and understandings.

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10.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced.

10.4 Successors and Assigns. The personal services of the Employee are the subject of this Agreement and no part of the Employee's or the Company's rights or obligations hereunder may be assigned, transferred, pledged or encumbered by the Employee or the Company. This Agreement shall inure to the benefit of, and be binding upon (a) the parties hereto, (b) the heirs, administrators, executors and personal representatives of the Employee and
     (c) the successors and assigns of the Company as provided herein.

10.5 Governing Law and Venue. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of the State of New York, USA, without giving effect to any conflicts of law provisions or rule, that would cause the application of the laws of any other jurisdiction.

10.6 Severability. If any provisions of this Agreement, as applied to any part or to any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

10.7 Survival. The rights and obligations of the Company and Employee pursuant to Articles 3, 4, 5, 8 and 9 shall survive the termination of the Employee's employment with the Company and the expiration of the Employment Term.

10.8 Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE


By: /s/ Qindai Wang
    ---------------------------------------------
Name: Qindai Wang
Title: President & Chief Executive Officer


COMPANY


By: /s/ Jesse Liu
    ---------------------------------------------
Name: Jesse Liu
Title: Director and Chief Financial Officer


ATTEST


By: /s/ Hongbin Wei
    ---------------------------------------------
Name: Hongbin Wei

Address:

Rm. 305-305, China Resources Building,
No.8, Jian Guo Men Bei Avenue,
Dongcheng District, Beijing, 100005
P.R.C.

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Exhibit A

                                  Compensation
                                  ------------

Annual Base Salary
------------------

US$150,000 (SAY ONE HUNDRED AND FIFTY THOUSAND UNITED STATES DOLLARS ONLY)

Annual Target Bonus
-------------------

As determined by the Board of Directors of the Company.

Commission
----------

As determined by the Board of Directors of the Company.

Health Insurance
----------------

As provided in the Company's standard insurance policy for executive officers

Annual Paid Vacation
--------------------

20 days

Other Compensation
------------------

As determined by the Board of Directors of the Company.

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Exhibit B

         Key Employee Invention Assignment and Confidentiality Agreement
         ---------------------------------------------------------------

     In consideration of, and as a condition of my continued employment with Hurray! Holding Co., Ltd., a Cayman Islands company (as contemplated in the employment agreement between Hurray! Holding Co. Ltd. and me (the "Employment Agreement")), or with any of its Subsidiaries or Affiliates (as defined in the Employment Agreement, Hurray! Holding Co., Ltd. and its Subsidiaries and Affiliates, collectively, the "Company"), I hereby represent to, and agree with,
                               -------
the Company as follows:

     I hereby represent to, and agree with the Company as follows:

1.   Purpose of Agreement. I understand that the Company is engaged in a
     --------------------
     continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Information (as defined in Section 3 below), its rights in Inventions (as defined in Section 2 below) and in any other intellectual property rights. Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement (this "Agreement") as a condition of my continued employment with the Company,
      ---------
     whether or not I am expected to create inventions of value for the Company.

2.   Disclosure of Inventions. I will promptly disclose in confidence to the
     ------------------------
     Company all inventions, improvements, designs, original works of authorship, derivative works, formulas, processes, compositions of matter, techniques, know-how, computer software programs, databases, mask works and trade secrets (the "Inventions") that I make or conceive or first reduce to
                         ----------
     practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets or mask works.

3.   Proprietary Information. I understand that my employment by the Company
     -----------------------
     creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the "Proprietary Information"). Such
                                       -----------------------
     Proprietary Information includes but is not limited to any confidential and/or proprietary knowledge, data or information, any past, present or future Inventions, marketing plans, product plans, business strategies, financial information (including budgets and unpublished financial statements), licenses, prices and costs, forecasts, personal information, suppliers, customers and lists of either, information, trade secrets, patents, mask works, ideas, confidential knowledge, data or other proprietary information relating to new and existing products, processes, know-how, designs, formulas, developmental or experimental work, improvements, discoveries, designs and techniques, computer programs, data bases, other original works of authorship, employee information including the skills and compensation of other employees of Company, or other subject matter pertaining to any business of Company. I agree that Company may from time to time create a list of specific Proprietary Information and I will acknowledge any such lists in writing upon request.

4.   Confidentiality. At all times, both during my employment and after its
     ---------------
     termination, I will keep and hold all such Proprietary Information in strict confidence and trust. I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company. I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

5.   Work for Hire; Assignment of Inventions. I acknowledge and agree that any
     ---------------------------------------
     copyrightable works prepared by me either alone or jointly with others, within the scope of my employment are "works for hire" under the United States Copyright Act and that the Company will be considered the author and owner of such copyrightable works. In the event that any such copyrightable works are not deemed to be "works made for hire," I hereby irrevocably assign all of my right, title and interest in and to such copyrightable works to Company. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company's business or current or anticipated research and development (collectively, "Company Inventions"), will be the sole and exclusive
                     ------------------
     property of the Company and are hereby irrevocably assigned by me to the Company.

6.   Assignment of Other Rights. In addition to the foregoing assignment of
     --------------------------
     Company Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention; and (ii) any and all Moral Rights (as defined below) that I may have in or with respect to any Company Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Company Invention, even after termination of my work on behalf of the Company. "Moral Rights" mean any rights to claim
                                     ------------
     authorship of a Company Invention, to object to or prevent the modification of any Company Invention, or to withdraw from circulation or control the publication or distribution of any Company Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

7.   Assistance. For no consideration in addition to my salary or wages during
     ----------
     my employment, I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any proprietary rights assigned hereunder to Company.

8.   No Breach of Prior Agreement. I represent that my performance of all the
     ----------------------------
     terms of this

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     Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I did not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

9.   Efforts; Duty Not to Compete. I understand that my employment with the
     ----------------------------
     Company requires my undivided attention and effort during normal business hours. While I am employed by the Company, I will not, without the Company's express prior written consent, provide services to, or assist in any manner, any business or third party which compete with the current or planned business of the Company.

10.  Notification. I hereby authorize the Company to notify my actual or future
     ------------
     employers of the terms of this Agreement and my responsibilities hereunder.

11.  Non-Solicitation of Employees/Consultants. During my employment with the
     -----------------------------------------
     Company and for a period of one (1) year thereafter, I will not directly or indirectly solicit away employees or consultants of the Company for my own benefit or for the benefit of any other person or entity. "Solicit" shall not include the placement of an advertisement in a publication of general circulation.

12.  Non-Solicitation of Suppliers/Customers. During my employment with the
     ---------------------------------------
     Company and after termination of my employment, I will not directly or indirectly solicit or take away suppliers or customers of the Company if the identity of the supplier or customer or information about the supplier or customer relationship is a trade secret or is otherwise deemed confidential information within the meaning of Chinese law.

13.  Injunctive Relief. I understand that in the event of a breach or threatened
     -----------------
     breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement, without prejudice to any other rights or remedies that Company may have for a breach of this Agreement.

14.  Governing Law; Severability. This Agreement will be governed by and
     ---------------------------
     construed in accordance with the laws of New York, without giving effect to that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

15.  Counterparts. This Agreement may be executed in any number of counterparts,
     ------------
     each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

16.  Titles and Headings. The titles, captions and headings of this Agreement
     -------------------
     are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

17.  Entire Agreement. This Agreement and the documents referred to herein
     ----------------
     constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

18.  Amendment and Waivers. This Agreement may be amended only by a written
     ---------------------
     agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

19.  Successors and Assigns; Assignment. Except as otherwise provided in this
     ----------------------------------
     Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

20.  Further Assurances. The parties agree to execute such further documents and
     ------------------
     instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

21.  Not Employment Contract. I understand that this Agreement does not
     -----------------------
     constitute a contract of employment or obligate the Company to employ me for any stated period of time.

This Agreement shall be effective as of Effective Date.

Company                                  Employee:


By: /s/ Jesse Liu                        /s/ Qindai Wang
    ----------------------------------   ---------------------------------------
Name: Jesse Liu                          Name: Qindai Wang
Position: Director and                   Position: President &
          Chief Financial Officer                  Chief Executive Officer

Exhibit C

                              Non-Compete Agreement
                              ---------------------

Dear Qindai Wang,

     As an employee of Hurray! Holding Co. Ltd., a Cayman Islands company (as contemplated in the employment agreement between Hurray! Holding Co., Ltd. and you (the "Employment Agreement")), or with any of its Subsidiaries and Affiliates (as defined in the Employment Agreement, Hurray! Holding Co., Ltd. and its Subsidiaries and Affiliates, collectively, the "Company"), you must
                                                        -------
execute and deliver a covenant not to compete with the Company during your employment and for 12 months thereafter. The terms and conditions set forth below, as applicable, shall, upon your acceptance thereof, become an agreement between you and the Company.

Covenant Not to Compete

     It is hereby agreed that, from the date hereof and so long as you are an employee, consultant or serve in a similar capacity with the Company, you shall devote substantially all of your professional time to the Company and shall not participate in any manner in the management or operation of any business other than that of the Company or serving on the board of directors of the Company.

     If you are no longer employed by or acting as a consultant for the Company, you shall not be employed by or participate in any manner in the management or operation of any business or entity that is or may reasonably become a competitor of the Company until 12 months after the date of termination of employment with the Company.

Company Rights if You Violate this Agreement

     In the event that you do not comply with the terms of this Agreement, any profit sharing or stock options to which you would otherwise be entitled will be forfeited.

     In the event you do not comply with the terms of this Agreement, we also reserve the right to discharge you as an employee. Furthermore, we reserve the right to recover monetary damages from you, and we may also recover punitive damages to the extent permitted by law. In the event that monetary damages are an inadequate remedy for any harm suffered by us as a result of a breach of this Agreement by you, we may also seek other relief, including an order of specific performance or injunctive relief. You will not seek, and you agree to waive any requirement for, the securing or posting of a bond in connection with our seeking or obtaining such relief.

     You further agree to indemnify and hold us harmless from any damages, losses, costs or liabilities (including legal fees and the costs of enforcing this indemnity agreement) arising out of or resulting from your failure to abide by the terms of this Agreement.

At-Will Employment

     You agree and understand that, except as may be provided in any employment agreement between you and the Company, your employment with the Company is "at-will," meaning that it is not for any specified period of time and can be terminated by you or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. You agree and understand that it also means that job duties, title and responsibility and reporting level, compensation and benefits, as well as the Company's personnel policies and procedures, may be changed at any time at-will by the Company. You understand and agree that nothing about the fact or the content of this Agreement is intended to, nor should be construed to, alter the at-will nature of your employment with the Company. You also understand and agree that the at-will nature of employment with the Company can only be changed by the Board of Directors of the Company in an express writing signed and dated by the Board of Directors and by you.

Acknowledgment

     You agree that, in light of the substantial benefits you will receive as our employee, the terms contained in this Agreement are necessary and reasonable in all respects and that the restrictions imposed on you are reasonable and necessary to protect our legitimate business interests. Additionally, you hereby acknowledge and agree that the restrictions imposed on you by this Agreement will not prevent you from obtaining employment in your field of expertise or cause you undue hardship.

Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the New York, without regard to any conflicts of laws provision thereof.

     By accepting this Agreement, you acknowledge that, given the nature of the Company's business, the provisions contained in this Agreement contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve the Company and to protect the Company's legitimate interests. If, however, the provisions of this Agreement are determined by any court of competent jurisdiction or any arbitrator to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect, or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and over the largest geographical area as to which it may be enforceable and to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court or arbitrator in such action.

     Please confirm your agreement with the foregoing by signing and returning directly to the undersigned the duplicate copy of this letter enclosed herewith.

                                               Very truly yours,

                                               COMPANY


                                           By: /s/ Jesse Liu
                                               ---------------------------------
                                               Name: Jesse Liu
                                               Position: Director and
                                                         Chief Financial Officer


Accepted and Agreed to as
of the date first above written:


By: /s/ Qindai Wang
    -----------------------------------------------
    Employee
    Name: Qindai Wang
    Position: President and Chief Executive Officer